Exhibit 3.2

AMENDED AND RESTATED
BYLAWS
OF
EP ENERGY CORPORATION

ARTICLE I
OFFICES AND RECORDS

SECTION 1.1.                                          Delaware Office.  The registered office of EP Energy Corporation (the “Corporation”) in the State of Delaware shall be located in Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the name and address of its registered agent is Corporation Trust Company.

SECTION 1.2.                                          Other Offices.  The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

SECTION 1.3.                                          Books and Records.  The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II
STOCKHOLDERS

SECTION 2.1.                                          Annual Meeting.  The annual meeting of the stockholders of the Corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors.

SECTION 2.2.                                          Special Meeting.  Subject to the rights of the holders of any series of stock having a preference over the Class A Common Stock and/or Class B Common Stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”), special meetings of the stockholders may be called only by a majority of the number of directors then in office pursuant to a resolution approved by the Board of Directors.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 2.3.                                          Place of Meeting.  The Board of Directors or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors or the Chairman of the Board.  If no designation is so made, the place of meeting shall be the principal office of the Corporation.

SECTION 2.4.                                          Notice of Meeting.  Written or printed notice, stating the place, date and time of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (as may be amended and supplemented from time to time, the “DGCL”) (except to the extent prohibited by Section 232(e)

of the DGCL) or by mail, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation.  If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL.  Such further notice shall be given as may be required by law.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting or otherwise by or at the direction of the Board of Directors.  Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.4 of these Amended and Restated Bylaws adopted by the Corporation on [                 ], 2014, as may be amended, restated or modified from time to time (these “Amended and Restated Bylaws”).  Any previously scheduled meeting of the stockholders may be postponed, and (unless otherwise provided in the Second Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on [                 ], 2014, as may be amended, restated or modified from time to time (the “Second Amended and Restated Certificate of Incorporation”)) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

SECTION 2.5.                                          Quorum and Adjournment.  Except as otherwise provided by law or by the Second Amended and Restated Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.  The Chairman of the meeting, the Chief Executive Officer or a President may adjourn the meeting from time to time, whether or not there is such a quorum.  No notice of the time and place of adjourned meetings need be given except as required by law.  At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.  The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.6.                                          Proxies.  At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the DGCL) by the stockholder, or by his or her duly authorized attorney in fact.

SECTION 2.7.                                          Notice of Stockholder Business and Nominations.

(A)                               Annual Meetings of Stockholders.

(1)                                 At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors and only other business shall be considered or conducted, as shall have been properly brought before the meeting.  For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Bylaw as to such business or nomination; clause (c) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(2)                                 Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (A)(1)(c) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.  In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.  To be in proper form, a stockholder’s notice (whether given pursuant to this paragraph (A)(2) or paragraph (B)) to the Secretary must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and of their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (D) any contract, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any security of the Corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, and (I) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (iii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (d) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 2.8 of these Amended and Restated Bylaws.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3)                                 Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first (1st) anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B)                               Special Meetings of Stockholders.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Bylaw as to such nomination.  The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations  (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a special meeting of stockholders.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Bylaw with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.8 of this Bylaw) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(C)                               General.

(1)                                 Only such persons who are nominated in accordance with the procedures set forth in these Amended and Restated Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Amended and Restated Bylaws.  Except as otherwise provided by applicable law, the Second Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Amended and Restated Bylaws and, if any proposed nomination or business is not in compliance with these Amended and Restated Bylaws, to declare that such defective proposal or nomination shall be disregarded.  Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to make a nomination or present a proposal of other business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of these Amended and Restated Bylaws, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)                                 For purposes of these Amended and Restated Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)                                 Notwithstanding the foregoing provisions of these Amended and Restated Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Amended and Restated Bylaws; provided, however, that any references in these Amended and Restated Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to paragraph (A)(1)(c) or paragraph (B) of this Bylaw. Nothing in these Amended and Restated Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Second Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these Amended and Restated Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

SECTION 2.8.                                          Submission of Questionnaire, Representation and Agreement.  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.7 of these Amended and Restated Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

SECTION 2.9.                                          Procedure for Election of Directors; Required Vote.   Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors.  Except as otherwise provided by law, the Second Amended and Restated Certificate of Incorporation, or these Amended and Restated Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the matter shall be the act of the stockholders.

SECTION 2.10.                                   Inspectors of Elections; Opening and Closing the Polls.  The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall have the duties prescribed by law.

The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

SECTION 2.11.                                   Action Without Meeting.  For so long as the Legacy Class A Stockholders beneficially own more than fifty percent (50%) of the outstanding shares of Class A Common Stock of the Corporation, $0.01 par value per share (the “Class A Shares”), holders of Class A Shares (the “Class A Stockholders”) may take action by the written consent of Class A Stockholders, if a consent or consents in writing, setting forth the action so taken, shall be signed by or on behalf of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the state of incorporation, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated for the purposes of these Amended and Restated Bylaws, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission.  Any consent by means of electronic transmission shall be deemed to have been signed on the date on which such electronic transmission was transmitted. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of stockholders are recorded.  Delivery of a consent given by electronic transmission made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.  Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of stockholders are recorded if, to the extent, and in the manner provided by resolution of the Board of Directors of the Corporation.  Any copy, facsimile, or other reliable reproduction of a consent in writing (or reproduction in paper form of a consent by electronic transmission) may be substituted or used in lieu of the original writing (or original reproduction in paper form of a consent by electronic transmission) for any and all purposes for which the original consent could be used, provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing (or original reproduction in paper form of a consent by electronic transmission).  Prompt notice of the taking of corporate action without a meeting by less than a unanimous written consent shall be given by the Secretary to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

SECTION 2.12.                                   Effectiveness of Written Consent.  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance with Section 2.11, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 2.11.

SECTION 2.13.                                   Remote Meetings.  If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(A)                               participate in a meeting of stockholders; and

(B)                               be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

In the case of any annual meeting of stockholders or any special meeting of stockholders called upon order of the Board of Directors, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communications as authorized by this Section 2.13.

ARTICLE III
BOARD OF DIRECTORS

SECTION 3.1.                                          General Powers.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.  In addition to the powers and authorities by these Amended and Restated Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Second Amended and Restated Certificate of Incorporation or by these Amended and Restated Bylaws required to be exercised or done by the stockholders.

SECTION 3.2.                                          Number, Tenure and Qualifications.  Subject to (x) the Stockholders Agreement and (y) the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances and for so long as the Specified Condition is satisfied, the number of directors, classes of directors, tenure and qualifications of directors and other matters relating to the composition of the Board of Directors shall be determined from time to time exclusively pursuant to a Special Board Approval set forth in a resolution adopted by such directors constituting a Special Board Approval and subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances and in the event the Specified Condition is no longer satisfied, the number of directors, classes of directors, tenure and qualifications of directors and other matters relating to the composition of the Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board of Directors then in office.  Subject to the immediately preceding sentence, commencing with the date of these Amended and Restated Bylaws, the directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class to expire at the 2015 annual meeting of stockholders, the term of office of the second class to expire at the 2016 annual meeting of stockholders and the term of office of the third class to expire at the 2017 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 2015 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

SECTION 3.3.                                          Regular Meetings.  The Board of Directors shall, by resolution, provide for regular meetings of the Board of Directors at such times and at such places as it deems desirable. Notice of regular meetings need not be given.

SECTION 3.4.                                          Special Meetings.  Subject to the notice requirements in Section 3.6, special meetings of the Board of Directors shall be called at the request of a majority of the Board of Directors then in office or the Chairman of the Board.  The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings

SECTION 3.5.                                          Company Attorney-Client Privilege.  The Chief Executive Officer may be excluded from all or any portion of any meeting of the Board of Directors to the extent that a majority of the other directors then in office determines in good faith and upon the advice of counsel to the Corporation that such exclusion is required to preserve the attorney-client privilege between the Corporation and its counsel, or to the extent the respective interests of the Corporation and its Subsidiaries and those of the Chief Executive Officer as to the matter(s) to be discussed or actions to be taken during such portion of such meeting, conflict or could be perceived to conflict (in the good faith judgment of the other directors).

SECTION 3.6.                                          Notice.  Notice of any special meeting of directors shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, facsimile or electronic transmission, or orally by telephone, which notice shall include a brief description of the action or actions to be considered by the Board of Directors.  If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting.  If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting.  If by facsimile or electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting.  If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting.  Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Amended and Restated Bylaws, as provided under Section 8.1.  A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.4 of these Amended and Restated Bylaws.

SECTION 3.7.                                          Action by Written Consent of Board of Directors.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.8.                                          Conference Telephone Meetings.  Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.9.                                          Quorum.  A majority of the members of the Board of Directors then in office shall constitute a quorum for the transaction of business.  If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting without further notice.  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors (x) unless the Second Amended and Restated Certificate of Incorporation, these Amended and Restated Bylaws or applicable law shall require the vote of a greater number and (y) except as provided in the Stockholders Agreement.  The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 3.10.                                   Vacancies.  Subject to applicable law, the Second Amended and Restated Certificate of Incorporation and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, except as otherwise provided by law, and shall not be filled by the stockholders of the Corporation; provided, however, that if (i) a vacancy in the Board of Directors is created as a result of the Apollo Stockholder or a Principal Stockholder losing its right to designate a director pursuant to the Stockholders Agreement and (ii) the Legacy Class A Stockholders beneficially own more than fifty percent (50%) of the outstanding Class A Shares at such time, then such vacancy shall be filled by a vote of the Legacy Class A Stockholders holding a majority of the outstanding Class A Shares held by the Legacy Class A Stockholders (a “Majority-in-Interest”) (each such director designated by such Majority-in-Interest, a “Replacement Director”); provided, that each Replacement Director (A) shall qualify as an Independent Director and (B) any directors’ fees or similar compensation paid to such Replacement Director shall be taken into account in determining whether such person is an Independent Director.  A director elected to fill a vacancy shall hold office until the next annual meeting of the stockholders of the Corporation, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.  If any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.  No decrease in the number of authorized directors constituting the total number of directors then in office shall shorten the term of any incumbent director.

SECTION 3.11.                                   Committees of the Board of Directors.  The Board of Directors may, by resolution adopted by a majority of the Board of Directors then in office, designate from among members of the Board of Directors one or more committees (including an audit committee and a compensation committee), and delegate to such committee such power, authority and responsibility as the Board of Directors determines is appropriate subject to the limitations set forth in the DGCL or in the establishment of the committee; provided, however, that in no event shall the Board of Directors designate an executive committee or similar committee to exercise all or substantially all of the power of the Board of Directors when not in session.  Each such committee shall consist of two or more directors of the Corporation and, to the extent permitted by applicable law, rules and regulations (including securities laws and regulations and listing rules and requirements), the composition of each such committee shall be consistent with the right of the applicable Legacy Class A Stockholder(s) to designate directors to the Board of Directors under, and the committee composition provisions of, the Stockholders Agreement.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution.  In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide.  Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.6 of these Amended and Restated Bylaws.  The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.  Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.  Without limiting the generality of the foregoing, for so long as any Legacy Class A Stockholder or a Majority-in-Interest has the right to designate a director pursuant to the Stockholders Agreement, the nominating committee of the Board of Directors shall only nominate the applicable director designee designated by such Legacy Class A Stockholder or Majority-in-Interest entitled to designate such seat on the Board of Directors; provided, that such designee satisfies the applicable qualification requirements.

SECTION 3.12.                                   Records.  The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE IV
OFFICERS

SECTION 4.1.                                          Officers.  The elected officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Operating Officer, a General Counsel, a Chief Accounting Officer, a Treasurer, a Secretary and any other officers of the Corporation that report directly to the Chief Executive Officer, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified.  The Chairman of the Board shall be chosen from among the directors.  All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.  Such officers shall also have such powers and duties as from time to time may be conferred by the Board of

Directors or by any committee thereof. In addition, the Board of Directors or any committee thereof may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and Tax Officers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Any number of offices may be held by the same person. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Amended and Restated Bylaws or as may be prescribed by the Board of Directors or such committee or by the Chief Executive Officer, as the case may be.

SECTION 4.2.                                          Election and Term of Office.  The elected officers of the Corporation shall be elected by the Board of Directors and shall hold office until such officer’s successor shall have been duly elected and qualified or until such officer’s death, resignation or removal.

SECTION 4.3.                                          Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have and perform such other duties as may be assigned to him or her by the Board of Directors.

SECTION 4.4.                                          Chief Executive Officer.  The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation.  The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors.  Unless there shall have been elected one or more Presidents of the Corporation, the Chief Executive Officer shall be the President of the Corporation.

SECTION 4.5.                                          President.  The President shall have such general powers and duties of supervision and management as shall be assigned to him or her by the Board of Directors.

SECTION 4.6.                                          Vice-Presidents.  Each Executive Vice President, Senior Vice President and Vice President, if any, shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors or by the Chief Executive Officer, as the case may be.

SECTION 4.7.                                          Chief Financial Officer.  The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation.  He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.  He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board, or a President, taking proper vouchers for such disbursements. He or she shall render to the Chairman of the Board, the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.  The Chief Executive Officer may direct the Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and the Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time; provided, however, that if the offices of the Chief Financial Officer and the Treasurer are held by the same person, then the Chief Executive Officer may direct the Chief Accounting Officer to assume and perform the duties of the Chief Financial Officer.

SECTION 4.8.                                          Chief Operating Officer. The Chief Operating Officer shall have direct management responsibility for the general business operations of the Corporation, and he or she shall have such powers and perform such duties as may be incident to the office of chief operating officer of a corporation, those duties assigned to him or her by other provisions of these Amended and Restated Bylaws, and such other duties as may from time to time be assigned to him or her either directly or indirectly by the Board of Directors or the Chief Executive Officer.

SECTION 4.9.                                          Chief Accounting Officer. The Chief Accounting Officer shall have such general powers and duties of supervision and management as shall be assigned to him or her by the Board of Directors.  The Chief Accounting Officer shall perform such other duties commonly incident to his or her office and shall have such other powers as the Board of Directors shall designate from time to time. In addition, the Board of Directors may direct the Chief Accounting Officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer.

SECTION 4.10.                                   General Counsel. The General Counsel shall be the chief legal advisor of the corporation and shall have responsibility for the management of the legal affairs and litigation of the corporation and, in general, he or she shall perform the duties incident to the office of general counsel of a corporation and such other duties as may be assigned to him or her either directly or indirectly by the Board of Directors or the Chief Executive Officer, or as may be provided by law.

SECTION 4.11.                                   Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. In case of the Treasurer’s death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation shall be restored to the Corporation.

SECTION 4.12.                                   Secretary.  The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; he or she shall see that all notices are duly given in accordance with the provisions of these Amended and Restated Bylaws and as required by law; he or she shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or a President.

SECTION 4.13.                                   Removal.  Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the Board of Directors then in office whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chief Executive Officer may be removed by him or her whenever, in his or her judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor or his or her death, resignation or removal, whichever event shall first occur, except as otherwise provided in any incentive plan, including but not limited to, any employment contract or under an employee deferred compensation plan.

SECTION 4.14.                                   Vacancies.  A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer because of death, resignation, or removal may be filled by the Chief Executive Officer.

ARTICLE V
STOCK CERTIFICATES AND TRANSFERS

SECTION 5.1.                                          Certificated and Uncertificated Stock; Transfers.  The interests of stockholders of the Corporation shall be uncertificated; provided, that the Board of Directors may expressly elect to evidence such interests by certificate and if the Board of Directors so elects, such interests shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe or be uncertificated.

The shares of the stock of the Corporation shall be transferred on the books of the Corporation, in the case of certificated shares of stock, by the holder thereof in person or by his attorney duly authorized in writing, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; and, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Certificates of stock, if any, shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Notwithstanding anything to the contrary in these Amended and Restated Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form.  All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue.  The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

SECTION 5.2.                                          Lost, Stolen or Destroyed Certificates.  In the event that the Board of Directors expressly elects to evidence shares of stock in the Corporation by certificate pursuant to Section 5.1, no certificate for shares of stock in the Corporation shall be issued in place of any such certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his or her discretion require.

SECTION 5.3.                                          Record Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

SECTION 5.4.                                          Transfer and Registry Agents.  The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI
MISCELLANEOUS PROVISIONS

SECTION 6.1.                                          Fiscal Year.  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 6.2.                                          Dividends.  The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Second Amended and Restated Certificate of Incorporation.

SECTION 6.3.                                          Seal.  The corporate seal shall be in such form as shall be determined by resolution of the Board of Directors.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.

SECTION 6.4.                                          Waiver of Notice.  Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL or these Amended and Restated Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

SECTION 6.5.                                          Audits.  The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

SECTION 6.6.                                          Resignations.  Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary, or at such later time as is specified therein.  No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

SECTION 6.7.                                          Defined Terms.  Capitalized terms that are used by not defined herein, but that are defined in the Second Amended and Restated Certificate of Incorporation, shall have the respective meanings assigned to them in the Second Amended and Restated Certificate of Incorporation.

ARTICLE VII
CONTRACTS, PROXIES, ETC.

SECTION 7.1.                                          Contracts.  Except as otherwise required by law, the Second Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct.  Such authority may be general or confined to specific instances as the Board may determine.  The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation.  Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Corporation may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

SECTION 7.2.                                          Proxies.  Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE VIII
AMENDMENTS

SECTION 8.1.                                          Amendments.  These Amended and Restated Bylaws may be modified, amended or repealed upon (A) the approval of a majority of the Board of Directors then in office and (B) the affirmative vote of the Class A Stockholders that together beneficially own at least ninety percent (90%) of the voting power of the Class A Shares entitled to vote thereon; provided, however, that for so long as the Specified Condition is satisfied, these Amended and Restated Bylaws may be modified, amended or repealed upon (1) a Special Board Approval and (2) the affirmative vote of the Class A Stockholders that together beneficially own eighty percent (80%) of the voting power of the Class A Shares entitled to vote thereon.